Exhibit (n)(1)

Jorden Burt LLP
1025 Thomas Jefferson Street, N.W.                         777 Brickell Avenue, Suite 500
Suite 400 East                                                          Miami, Florida 33131-2803
Washington, D.C. 20007-5208                                   (305) 371-2600
(202) 965-8100                                                         Fax: (305) 372-9928
Fax: (202) 965-8104
                                                                               175 Powder Forest Drive
                                                                               Suite 201
                                                                               Simsbury, CT 06089-9668
                                                                               (860) 392-5000
                                                                               Fax: (860) 392-5058

December 17, 2008

First Great-West Life & Annuity Insurance Company
50 Main Street
9th Floor
White Plains, New York 10606

Re: COLI VUL-4 Series Account of First Great-West Life & Annuity Insurance Company

Post-Effective Amendment No. 2 to the Registration Statement on Form N-6

File Nos. 333-146241 and 811-22102

Ladies and Gentlemen:

We have acted as counsel to First Great-West Life & Annuity Insurance Company, a New York corporation, regarding the federal securities laws applicable to the issuance and sale of the policies described in the above-referenced registration statement. We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                         Very truly yours,

                         /s/Jorden Burt LLP

                    Jorden Burt LLP

JORDEN BURT LLP

www.jordenusa.com